EXECUTION VERSION
AMENDMENT NO. 11 TO MASTER REPURCHASE AGREEMENT
    AMENDMENT NO. 11 TO MASTER REPURCHASE AGREEMENT, dated as of October 12, 2023 (this “Amendment”), between GP COMMERCIAL JPM LLC (f/k/a TH COMMERCIAL JPM LLC) (“Seller”), a Delaware limited liability company, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association (the “Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).
RECITALS
WHEREAS, Seller and Buyer are parties to that certain Uncommitted Master Repurchase Agreement, dated as of December 3, 2015 (as amended by that certain Amendment No. 1 to Master Repurchase Agreement, dated as of June 28, 2017, as further amended by that certain Amendment No. 2 to Master Repurchase Agreement, dated as of June 28, 2019, as further amended by that certain Amendment No. 3 to Master Repurchase Agreement, dated as of August 23, 2019, as further amended by that certain Amendment No. 4 to Master Repurchase Agreement, dated as of December 13, 2019, as further amended by that certain Amendment No. 5 to Master Repurchase Agreement and Amendment No. 2 to Amended and Restated Guarantee Agreement, dated as of July 2, 2020, as further amended by that certain Amendment No. 6 to Master Repurchase Agreement and Amendment No. 3 to Amended and Restated Guarantee Agreement, dated as of September 25, 2020, as further amended by that certain Amendment No. 7 to Master Repurchase Agreement, dated as of September 27, 2021, as further amended by that certain Term SOFR Conforming Changes Amendment, dated as of December 31, 2021, as further amended by that certain Amendment No. 8 to Master Repurchase Agreement and Amendment No. 4 to Fee and Pricing Letter, dated as of June 28, 2022, as further amended by that certain Amendment No. 9 to Master Repurchase Agreement and Amendment No. 5 to Fee and Pricing Letter, dated as of March 16, 2023, as further amended by that certain Amendment No. 10 to Master Repurchase Agreement and Amendment No. 6 to Fee and Pricing Letter, dated as of July 28, 2023, as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”).
WHEREAS, Seller and Buyer have agreed, subject to the terms and conditions hereof, that the Repurchase Agreement shall be amended as set forth in this Amendment.
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer each agree as follows:
SECTION 1.    Amendments to Repurchase Agreement.
(a)    Article 2 of the Repurchase Agreement is hereby amended by adding the following defined terms in alphabetical order:
“Additional Advance” shall mean, with respect to any Additional Advance Purchased Asset, an advance of additional funds on such Additional Advance Purchased Asset by

Buyer to Seller in accordance with Article 3(dd). For the avoidance of doubt, an Additional Advance made with respect to a Purchased Asset shall be deemed to be part of the related Transaction.
“Additional Advance Amortization Amount” shall have the meaning specified in the Fee Letter.
“Additional Advance Amount” shall mean, with respect to any Additional Advance Purchased Asset, the amount of Additional Advances funded in respect of such Additional Advance Purchased Asset as of the Additional Advance Effective Date, as reflected in the Confirmation related to such Purchased Asset, minus any Additional Advance Amounts reduced by giving effect to a repurchase in whole or in part by Seller of the related Additional Advance Purchased Asset or application of any Additional Advance Amortization Amount pursuant to Article 3(dd), as applicable, plus any Additional Advance Amounts re-allocated by Buyer in respect of any Additional Advance Purchased Asset pursuant to Article 3(dd).
“Additional Advance Cash Sweep Period” shall mean any period of time (i) during the Additional Advance Extension Period in which the aggregate Purchase Price of all Purchased Assets (inclusive of all outstanding Additional Advance Amounts) divided by the aggregate Market Value of all Purchased Assets equals a fraction (expressed as a percentage) that is greater than 65%, or (ii) in which the Unrestricted Cash (as defined in the Guarantee Agreement) of Guarantor is less than $100,000,000.
“Additional Advance Effective Date” shall mean October 12, 2023.
“Additional Advance Extension Fee” shall mean have the meaning specified in the Fee Letter.
“Additional Advance Extension Period” shall the meaning assigned to such term in Article 3(dd).
“Additional Advance Make Whole Amount” shall have the meaning assigned to such term in the Fee Letter.
“Additional Advance Maximum Amount” shall have the meaning assigned to such term in the Fee Letter.
“Additional Advance Purchased Asset” shall mean each of the Purchased Assets set forth on Schedule II to the Fee Letter and any other Purchased Asset in respect of which Buyer funds any Additional Advance.
“Additional Advance Purchased Asset Spread” shall have the meaning assigned to such term in the Fee Letter.

“Additional Advance Termination Date” shall mean, initially, October 12, 2024 as may be extended pursuant to Article 3(dd).
“Pay-Down Amount” shall mean, with respect to each asset set forth on Schedule III to the Fee Letter, the corresponding "JPM Over-Advance Amount" set forth in the row corresponding to such asset.
(b)    Article 2 of the Repurchase Agreement is hereby amended by amending and restating the following defined terms in their entirety to read as follows:
“Advance Rate” shall mean, with respect to each Transaction and any Pricing Rate Period, the initial Advance Rate selected by Buyer for such Transaction on a case by case basis in its sole discretion as shown in the related Confirmation, (A) as may be increased or decreased pursuant to Article 3(dd) and (B) as may be reduced pursuant to Article 11(ff), which in any case shall not exceed the Maximum Advance Rate for the related Purchased Asset as specified in Schedule I attached to the Fee Letter, unless otherwise agreed to by Buyer and Seller and specified in the related Confirmation or as otherwise specified by Buyer in relation to any Additional Advance Purchased Asset.
“Maximum Facility Amount” shall mean the sum of (x) $425,000,000 and (y) the then-current Additional Advance Maximum Amount.
“Purchase Price” shall mean, with respect to any Purchased Asset, the price at which such Purchased Asset is transferred by Seller to Buyer on the applicable Purchase Date, adjusted after the Purchase Date as set forth below. The Purchase Price as of the Purchase Date for any Purchased Asset shall be an amount (expressed in dollars) equal to the product obtained by multiplying (i) the Market Value of such Purchased Asset as of the Purchase Date (or the par amount of such Purchased Asset, if lower than Market Value) by (ii) the Advance Rate for such Purchased Asset, as determined by Buyer in its sole and absolute discretion and as set forth on the related Confirmation. The Purchase Price of any Purchased Asset shall be (x) increased by any Future Funding Amount or Additional Advance Amount actually funded by Buyer and any additional amounts disbursed by Buyer to Seller or to the related Mortgagor on behalf of Seller or otherwise with respect to such Purchased Asset and (y) decreased by (A) the portion of any Principal Proceeds on such Purchased Asset that are applied pursuant to Article 5 hereof to reduce such Purchase Price and (B) any other amounts paid to Buyer by Seller specifically to reduce such Purchase Price and that are applied pursuant to Article 3(dd) or Article 5 hereof.
(c)    Article 2 of the Repurchase Agreement is hereby amended by amending the definition of “Applicable Spread” by deleting the word “and” at the end of clause (i), adding such word to the end of clause (ii) and adding a new clause (iii) to read in its entirety as follows:
(iii)    with respect to any Additional Advance Purchased Asset, solely with respect to the portion of the Purchase Price equal to the related Additional Advance Amount, the Additional Advance Purchased Asset Spread.

(d)    Article 3 of the Repurchase Agreement is hereby amended by adding a new Article 3(dd) therein as follows:
(dd)    (i) On the Additional Advance Effective Date, Buyer shall make Additional Advances with respect to the Additional Advance Purchased Assets in such amounts as set forth with respect to each Additional Advance Purchased Asset in the respective amounts set forth in the column described as "Over-Advance Amount" on Schedule II to the Fee Letter, which amounts shall be added to the respective Purchase Prices of the specified Purchased Assets as set forth in the amended Confirmations with respect to such specified Purchased Assets. Upon Seller’s request, Buyer may in its sole discretion re-allocate existing Additional Advances to any other Additional Advance Purchased Asset, and, in connection therewith, Seller shall execute and deliver new Confirmations acceptable to Buyer reflecting the new Purchase Prices and Additional Advance Amounts of all affected Purchased Assets. In no event shall any Additional Advance be made if such Additional Advance would cause the aggregate amount of all Additional Advances to exceed the Additional Advance Maximum Amount.
(ii) Upon at least five (5) Business Days’ prior written notice, Seller may repurchase all or part of any Additional Advance then outstanding by (i) effecting a repurchase of any Additional Advance Purchased Asset in an amount up to the total Additional Advance Amount allocated to such Additional Advance Purchased Asset and (ii) paying to Buyer the related Additional Advance Make Whole Amount, if any; provided that, no Exit Fee shall be due upon the repurchase of all or any portion of any Additional Advances of any Additional Advance Purchased Asset pursuant to this Article 3(dd)(ii).
(iii) Seller shall repurchase in part the Additional Advance Purchased Assets in the amount of any outstanding Additional Advances on the Additional Advance Termination Date.
(iv) Seller shall pay to Buyer an Additional Advance Amortization Amount on or before each of the following dates: January 12, 2024, April 12, 2024 and July 12, 2024; provided that, Buyer may allocate any Additional Advance Amortization Amount actually received among the Additional Advance Purchased Assets in its sole discretion. Notwithstanding anything herein to the contrary, any Principal Proceeds paid to Buyer in respect of any Additional Advance Purchased Asset shall be applied first to reduce the Additional Advance Amount of such Additional Advance Purchased Asset.
(v) Upon at least thirty (30) days’ prior written notice to Buyer, Seller may request an extension of the Additional Advance Termination Date of six (6) months, which shall be granted by Buyer so long as (i) Seller has paid to Buyer the Additional Advance Extension Fee, (ii) the requirements of Article 3(n)(ii)(C) and Article 3(n)(ii)(D) are satisfied as of originally scheduled Additional Advance Termination Date (such period, the “Additional Advance Extension Period”).
(vi) To the extent Buyer, Guarantor and Seller cannot agree on a course of action with respect to any Loan Material Modification (as defined in the Guarantee Agreement) requiring Buyer's consent under the terms of the Guarantee Agreement, Seller and

Guarantor may elect, in lieu of obtaining Buyer's consent in respect of such Loan Material Modification, to make a repurchase in part with respect to the Additional Advance Purchased Assets in an amount equal to the applicable Pay-Down Amount corresponding to the asset that is the subject of the proposed Loan Material Modification, which Pay-Down Amount shall be applied to reduce the outstanding Additional Advance Amounts of all Additional Advance Purchased Assets (in such order and with such application as determined by Buyer in its sole discretion), and for the avoidance of doubt, Seller and Guarantor shall not permit the related Loan Material Modification to occur prior to Seller's making such repurchase in part in the amount of the related Pay-Down Amount.
(e)    Article 5 (c)(iii) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:
(iii) third, to Buyer, (a) an amount equal to any other amounts then due and payable to Buyer or its Affiliates under any Transaction Document (including any outstanding Margin Deficits) and (b) during any Additional Advance Cash Sweep Period, one hundred percent (100%) of all remaining Income to reduce the outstanding Additional Advance Amounts of all Purchased Assets (in such order and with such application as determined by Buyer in its sole discretion) until the aggregate Additional Advance Amounts for all Additional Advance Purchased Assets have been reduced to zero; and
(f)    Article 5 (d)(ii) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:
(ii) second, to Buyer, (a) an amount equal to any other amounts due and owing to Buyer or its Affiliates under any Transaction Document (including any outstanding Margin Deficits) and (b) during any Additional Advance Cash Sweep Period, one hundred percent (100%) of all remaining Principal Proceeds to reduce the outstanding Additional Advance Amounts of all Purchased Assets (in such order and with such application as determined by Buyer in its sole discretion) until the aggregate Additional Advance Amounts for all Additional Advance Purchased Assets have been reduced to zero; and
(g)    Article 12(a)(i) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:
(i) Seller or Guarantor shall fail to repurchase (A) Purchased Assets upon the applicable Repurchase Date (including, without limitation, any failure to make a repurchase in part as and when required under Article 3(dd)(iii), (iv) or (vi)) or (B) a Purchased Asset that is no longer an Eligible Asset in accordance with Article 12(c);
SECTION 2.    Conditions Precedent; Effective Date. This Amendment shall become effective on the first date on which: (a) this Amendment, the Seventh Amendment to the Fee and Pricing Letter and the Fifth Amendment to Guarantee Agreement are each executed and delivered by a duly authorized officer of each of Seller, Guarantor and Buyer, as applicable, (b) those certain Pledge Agreements, identified in Schedule I attached hereto, in form and substance acceptable to Buyer in its sole discretion, shall have been executed and delivered to Buyer, (c)

payment by Seller to Buyer an amendment fee of $250,000, (d) Guarantor shall have funded the Liquidity Account in accordance with Guarantor’s obligations under Section 9(g) of the Guarantee Agreement (as amended on the date hereof) and (e) counsel for Seller has delivered opinions of counsel, including a bankruptcy safe harbor opinion, in form and substance acceptable to Buyer in its sole discretion.
SECTION 3.    Seller’s Representations and Warranties. On and as of the date first above written, Seller hereby represents and warrants to Buyer that (a) Seller has taken all necessary action to authorize the execution, delivery and performance of this Amendment and (b) this Amendment has been duly executed and delivered by or on behalf of Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms subject to applicable bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.
SECTION 4.    Acknowledgments of Guarantor.  Guarantor hereby acknowledges the execution and delivery of this Amendment by Seller and agrees that Guarantor continues to be bound by the Guarantee Agreement to the extent of the Obligations (as defined therein), notwithstanding the impact of the changes set forth herein.
SECTION 5.    Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement and the Fee Letter shall continue to be, and shall remain, in full force and effect in accordance with its terms; provided, however, that upon the effective date hereof, all references in the Repurchase Agreement and the Fee Letter to the “Transaction Documents” shall be deemed to include, in any event, this Amendment. Each reference to Repurchase Agreement in any of the Transaction Documents shall be deemed to be a reference to the Repurchase Agreement, as amended hereby and each reference to the Fee Letter in any of the Transaction Documents shall be deemed to be a reference to the Fee Letter as amended hereby.
SECTION 6.    Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 7.    No Novation, Effect of Agreement.  Guarantor, Seller and Buyer have entered into this Amendment solely to amend the terms of the Repurchase Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller or Guarantor (the “Repurchase Parties”) under or in connection with the Repurchase Agreement or any of the other document executed in connection therewith to which any Repurchase Party is a party (the “Transaction Documents”).  It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the obligations of the Repurchase Parties under the Repurchase Agreement and the other Transaction Documents are preserved, (ii) the liens and security interests granted under the Repurchase Agreement continue in full force and effect, and (iii) any reference to the Repurchase Agreement in any such Transaction Document shall be deemed to also reference this Amendment.
SECTION 8.    Consent to Jurisdiction; Waiver of Jury Trial.
(a)    Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Amendment or relating in any way to this Amendment or any Transaction under the Repurchase Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.
(b)    To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Amendment or relating in any way to this Amendment or any Transaction under the Repurchase Agreement.
(c)    The parties hereby irrevocably waive, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified in the Repurchase Agreement. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 8 shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any action or proceeding against the Seller or its property in the courts of other jurisdictions.
(d)    EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

SECTION 9.    GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.
[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.
BUYER:
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
a national banking association organized under the laws of the United States
By:     /s/ THOMAS N. CASSINO
Name: Thomas N. Cassino
Title: Managing Director

SELLER:
GP COMMERCIAL JPM LLC, a Delaware limited liability company
By: /s/ MICHAEL KARBER
Name: Michael Karber
Title: Vice President, Secretary and
General Counsel

Acknowledged and Agreed:
GRANITE POINT MORTGAGE TRUST INC., a Maryland corporation, in its capacity as Guarantor, and solely for purposes of acknowledging and agreeing to the terms of this Amendment:

By: /s/ MICHAEL KARBER
Name: Michael Karber
Title: Vice President, Secretary and
General Counsel